Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

by and between

AMERICAN MIDSTREAM PARTNERS, LP

and

MAGNOLIA INFRASTRUCTURE HOLDINGS, LLC

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.1	Sale and Purchase	4
Section 2.2	Closing	4
Section 2.3	Mutual Conditions	4
Section 2.4	Purchaser’s Conditions	4
Section 2.5	AMID’s Conditions	5
Section 2.6	AMID Deliveries	5
Section 2.7	Purchaser’s Deliveries	56

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AMID

Section 3.1	Existence	6
Section 3.2	Purchased Units; Capitalization	7
Section 3.3	No Conflict	7
Section 3.4	No Default	7
Section 3.5	Authority	7
Section 3.6	Approvals	7
Section 3.7	Compliance with Laws	8
Section 3.8	Due Authorization	8
Section 3.9	Valid Issuance; No Options or Preemptive Rights of Units	8
Section 3.10	Periodic Reports	8
Section 3.11	Litigation	9
Section 3.12	No Material Adverse Change	9
Section 3.13	Certain Fees	9
Section 3.14	No Registration	9
Section 3.15	No Integration	9
Section 3.16	Investment Company Status	9
Section 3.17	Form S-3 Eligibility	9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1	Existence	10
Section 4.2	Authorization, Enforceability	10
Section 4.3	No Breach	10
Section 4.4	Certain Fees	10
Section 4.5	Investment	10
Section 4.6	Nature of Purchaser	11
Section 4.7	Restricted Securities	11
Section 4.8	Legend	11

ARTICLE V
COVENANTS

Section 5.1	Taking of Necessary Action	11
Section 5.2	Other Actions	11
Section 5.3	Use of Proceeds	12
Section 5.4	Tax Characterization	12

ARTICLE VI
INDEMNIFICATION

Section 6.1	Indemnification by AMID	12
Section 6.2	Indemnification by the Purchaser	12
Section 6.3	Indemnification Procedure	12

ARTICLE VII
MISCELLANEOUS

Section 7.1	Interpretation and Survival of Provisions	13
Section 7.2	Survival of Provisions	13
Section 7.3	No Waiver; Modifications in Writing	13
Section 7.4	Binding Effect; Assignment	14
Section 7.5	Communications	14
Section 7.6	Removal of Legend	14
Section 7.7	Entire Agreement	15
Section 7.8	Governing Law	15
Section 7.9	Execution in Counterparts	15
Section 7.10	Termination	15
Section 7.11	Recapitalization, Exchanges, Etc. Affecting the LP Units	16

Exhibit A —	Form of Transfer Application
Exhibit B —	Form of Warrant

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of April 25, 2016 (this “Agreement”), is entered into by and between AMERICAN MIDSTREAM PARTNERS, LP, a Delaware limited partnership (“AMID”), and Magnolia Infrastructure Holdings, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, AMID desires to sell to the Purchaser, and the Purchaser desires to purchase from AMID, certain Series C Units (as defined below), in accordance with the provisions of this Agreement.

WHEREAS, to induce Purchaser to enter into this Agreement, AMID has agreed to issue to the Purchaser that certain Warrant (as defined below), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AMID and the Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“AMID” has the meaning set forth in the introductory paragraph.

“AMID Entities” and each an “AMID Entity” means the General Partner, AMID and each of AMID’s Subsidiaries, other than those Subsidiaries which, individually or in the aggregate, would not constitute a “significant subsidiary” as defined in Regulation S-X.

“AMID Related Parties” has the meaning specified in Section 6.2.

“AMID SEC Documents” has the meaning specified in Section 3.10.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means common units representing limited partnership interests in AMID.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“D-Day PSA” means that certain Purchase Agreement, by and between Purchaser and American Midstream Delta House, LLC, with respect to the purchase of membership interests in D-Day Offshore Holdings, LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means American Midstream GP, LLC, a Delaware limited liability company.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to AMID mean a Governmental Authority having jurisdiction over AMID, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“LP Units” means units representing limited partnership interests in AMID other than the Series C Units.

“Material Adverse Effect” has the meaning specified in Section 3.1.

“NYSE” means The New York Stock Exchange, Inc.

“O PSA” means that certain Purchase and Sale Agreement, by and between Emerald Midstream, LLC and American Midstream Emerald, LLC, with respect to the purchase of membership interests in Okeanos Gas Gathering, LLC.

“Operative Documents” means, collectively, this Agreement, the Warrant, or any amendments, supplements, continuations or modifications thereto.

“Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of AMID dated as of April 25, 2016.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means that number of Series C Units required to result in the Purchase Price being equal to $120 million or an amount just in excess of $120 million so as not to result in the issuance of fractional units.

“Purchase Price” means, an amount equal to the number of Purchased Units multiplied by the Series C Unit Price.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Purchaser” has the meaning set forth in the introductory paragraph.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Securities” means the Purchased Units, the Series C PIK Units, the Warrant and the Common Units underlying the Series C Units and the Warrant.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Series C PIK Units” means the Series C Units issuable to holders of Series C Units as a distribution in kind in lieu of cash distributions on the Series C Units

“Series C Unit Price” has the meaning specified in Section 2.1(b).

“Series C Units” means the Series C Convertible Preferred Units representing limited partnership interests in AMID having the rights and obligations specified in the Partnership Agreement.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“TWD PSA” means that certain Purchase and Sale Agreement, by and between Emerald Midstream, LLC and American Midstream Emerald, LLC, with respect to the purchase of membership interests in Tri-States NGL Pipeline, L.L.C., Wilprise Pipeline Company, L.L.C. and Destin Pipeline Company, L.L.C.

“Warrant” means the warrant to purchase up to 800,000 Common Units (subject to adjustment in accordance with the form of warrant attached hereto as Exhibit B) at an exercise price of $7.25 per Common Unit.

ARTICLE II
AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, AMID hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to purchase from AMID 8,571,429 Purchased Units and to pay AMID the Series C Unit Price for each Purchased Unit as set forth in paragraph (b) below.

(b) The amount per Series C Unit the Purchaser will pay to AMID to purchase the Purchased Units (the “Series C Unit Price”) hereunder shall be equal to $14.00.

(c) Purchaser will also receive the Warrant to purchase in the aggregate 800,000 fully paid and nonassessable Common Units at an exercise price (subject to adjustment in accordance with the provisions of the form of warrant) of $7.25 per Common Unit.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units and the issuance of the Warrant hereunder (the “Closing”) shall take place at the offices of American Midstream Partners, LP, 1400 16th Street, Suite 310, Denver, Colorado 80202, or such other location as mutually agreed by the parties, and upon the first Business Day following the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing), or such other date as mutually agreed by the parties (the date of such closing, the “Closing Date”).

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units and the issuance of the Warrant shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.4 Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing with respect to the Purchased Units, in whole or in part, to the extent permitted by applicable Law):

(a) AMID shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by AMID on or prior to the Closing Date;

(b) (i) The representations and warranties of AMID (A) set forth in Sections 3.1, 3.2 and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of AMID shall be true and correct, individually and in the aggregate, in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only, it being expressly understood and agreed that representations and warranties made “As of the date hereof” or “As of the date of this Agreement”, or a similar phrase, are made as of April 25, 2016);

(c) No notice of delisting from the NYSE shall have been received by AMID with respect to the LP Units; and

(d) AMID shall have delivered, or caused to be delivered, to each Purchaser at the Closing, AMID’s closing deliveries described in Section 2.6.

Section 2.5 AMID’s Conditions. The obligation of AMID to consummate the sale of the Purchased Units and the issuance of the Warrant to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by AMID in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only); and

(b) the Purchaser shall have delivered, or caused to be delivered, to AMID at the Closing the Purchaser’s closing deliveries described in Section 2.7.

By acceptance of (i) the certificate or certificates representing the Purchased Units and (ii) the Warrant, the Purchaser shall be deemed to have represented to AMID that the Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of the Purchaser are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

Section 2.6 AMID Deliveries. At the Closing, subject to the terms and conditions hereof, AMID will deliver, or cause to be delivered, to the Purchaser:

(a) (i) A certificate or certificates representing the Purchased Units (bearing the legend set forth in Section 4.8) and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws and (ii) the Warrant, stock powers or other instruments of transfer with respect to the Warrant duly endorsed in blank;

(b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the General Partner and AMID is in good standing;

(c) A cross-receipt executed by AMID and delivered to the Purchaser certifying that it has received the Purchase Price from the Purchaser as of the Closing Date;

(d) A certificate, dated the Closing Date and signed by an officer of the General Partner, on behalf of AMID, in its capacity as such, stating that:

(i) AMID has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by AMID on or prior to the Closing Date; and

(ii) The representations and warranties of AMID contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of AMID are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and

(e) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of AMID, certifying as to (1) the Amended and Restated Certificate of Limited Partnership of AMID, as amended, and the Partnership Agreement, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Units and the Warrant, and including the special approval of the Conflicts Committee of the Board of Directors of the General Partner, and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.7 Purchaser’s Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to AMID:

(a) Payment to AMID of the Purchase Price by wire transfer of immediately available funds to an account designated by AMID in writing at least two Business Days prior to the Closing Date;

(b) A cross-receipt executed by the Purchaser and delivered to AMID certifying that it has received the Purchased Units and the Warrant as of the Closing Date; and

(c) A transfer application in substantially the form attached hereto as Exhibit A, which shall have been duly executed by the Purchaser.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AMID

AMID represents and warrants to the Purchaser as follows:

Section 3.1 Existence. Each of the AMID Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the AMID Entities taken as a whole, the ability of the AMID Entities to meet their obligations under the Operative Documents or the ability of the AMID Entities to consummate the transactions under any Operative Document on a timely basis (a “Material Adverse Effect”) or (ii) subject the limited partners of AMID to any material liability or disability.

Section 3.2 Purchased Units; Capitalization.

(a) On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Series C Units as set forth in the Partnership Agreement.

(b) The General Partner is the sole general partner of AMID, with an economic general partner interest in AMID; such general partner interest is the only general partner interest of the Partnership that is issued and outstanding; and such general partner interest has been duly authorized and validly issued.

(c) The limited partners of AMID hold LP Units in AMID, represented as of April 22, 2016 by approximately 40,396,089 LP Units; such LP Units are the only limited partner interests of AMID that are issued and outstanding; all of such LP Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

Section 3.3 No Conflict. None of (i) the offering, issuance and sale by AMID of the Purchased Units and the application of the proceeds therefrom, (ii) the issuance of the Warrant, (iii) the execution, delivery and performance of the Operative Documents by AMID or the General Partner, or (iv) the consummation of the transactions contemplated hereby or thereby conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the AMID Entities pursuant to, (A) the formation or governing documents of any of the AMID Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the AMID Entities is a party, by which any of them is bound or to which any of their respective Properties or assets is subject, or (C) any Law applicable to any of the AMID Entities or injunction of any court or governmental agency or body to which any of the AMID Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the AMID Entities or any of their Properties, except in the case of clauses (B) and (C) for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the AMID Entities to consummate the transactions contemplated by this Agreement.

Section 3.4 No Default. None of the AMID Entities is in violation or default of (i) any provision of its respective formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any Law of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the AMID Entities or any of their Properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the AMID Entities to consummate the transactions contemplated by this Agreement.

Section 3.5 Authority. On the Closing Date, AMID will have all requisite power and authority to execute, deliver and perform its obligations, in accordance with and upon the terms and conditions set forth in the Operative Documents. On the Closing Date, all partnership or limited liability company action, as the case may be, required to be taken by the General Partner and AMID for the authorization, issuance, sale and delivery of the Purchased Units and the issuance of the Warrant, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. No approval from the holders of outstanding LP Units is required under the Partnership Agreement or the rules of the NYSE in connection with AMID’s issuance and sale of the Purchased Units or issuance of the Warrant to the Purchaser.

Section 3.6 Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by AMID of any of the Operative Documents to which it is a party or AMID’s issuance and sale of the Purchased Units or issuance of the Warrant, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.7 Compliance with Laws. As of the date hereof, neither AMID nor any of its Subsidiaries is in violation of any Law applicable to AMID or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. AMID and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a

Material Adverse Effect, and neither AMID nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by AMID or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of AMID or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.9 Valid Issuance; No Options or Preemptive Rights of Units.

(a) The Purchased Units to be issued and sold and the Warrant to be issued by AMID to the Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(b) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Series C Units, which shall be reflected in the Partnership Agreement.

(c) The Common Units issuable upon conversion of the Purchased Units, the Series C PIK Units and the exercise of the Warrant and, in each case, the limited partner interests represented thereby, upon issuance in accordance with the terms of the Series C Units as reflected in the Partnership Agreement, have been and will be duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d) Other than the General Partner’s right to maintain its general partner interest, the holders of outstanding LP Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for LP Units or Series C Units; and, except for the Warrant, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in AMID are outstanding.

Section 3.10 Periodic Reports. AMID’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act during the 12 months preceding the date hereof (all such documents filed prior to the date hereof, collectively the “AMID SEC Documents”) have been filed with the Commission on a timely basis. The AMID SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent AMID SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of AMID and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers, LLP is an independent registered public accounting firm with respect to AMID and the

General Partner and has not resigned or been dismissed as independent registered public accountants of AMID as a result of or in connection with any disagreement with AMID on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.11 Litigation. As of the date hereof, except as described in the AMID SEC Documents, there are no legal or governmental proceedings pending to which any AMID Entity is a party or to which any Property or asset of any AMID Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any AMID entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of AMID, no such proceedings are threatened by Governmental Authorities or others.

Section 3.12 No Material Adverse Change. As of the date hereof, except as set forth in the AMID SEC Documents filed with the Commission on or prior to the date hereof, since December 31, 2015, there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties, prospects or business of the AMID Entities, taken as a whole.

Section 3.13 Certain Fees. No fees or commissions are or will be payable by AMID to brokers, finders, or investment bankers with respect to the sale of any of the Securities or the consummation of the transaction contemplated by this Agreement. AMID agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by AMID in connection with the sale of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.14 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.5 and Section 4.6, the issuance and sale of the Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither AMID nor, to the knowledge of AMID, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.15 No Integration. Neither AMID nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Units or the issuance of the Warrant in a manner that would require registration under the Securities Act.

Section 3.16 Investment Company Status. None of the AMID Entities currently is, or following the sale of the Purchased Units or the issuance of the Warrant hereby and the application of proceeds therefrom, will be an “investment company” or a company “controlled by” an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17 Form S-3 Eligibility. As of the date hereof, AMID has been, since the time of filing its most recent Form S-3 Registration Statement, and continues to be eligible to use Form S-3.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to AMID that:

Section 4.1 Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of the State of Delaware, with all requisite limited liability company power and authority, to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. The Purchaser has all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action on the part of the Purchaser; and this Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) materially violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Securities or the consummation of the transaction contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless AMID from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser in connection with the purchase of the Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.5 Investment. The Purchased Units and the Warrant are being acquired for the Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom the Purchaser exercises discretionary investment authority (all of whom the Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units, the Warrant or any part thereof or securities issuable pursuant thereto, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units or the Warrant or securities issuable pursuant thereto under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Purchased Units or the Warrant or securities issuable pursuant thereto, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, AMID that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.7 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from AMID in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8 Legend. The Purchaser understands that the certificates evidencing the Securities will bear the following legend: “THE OFFER OR SALE OF THESE SECURITIES, THE UNDERLYING SECURITIES OR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.  THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF APRIL 25, 2016, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

Section 4.9  Tax Matters. Purchaser represents that the Purchaser and the seller under the D-Day PSA, the O PSA and the TWD PSA are disregarded as separate from the same Person for U.S. federal income tax purposes and for purposes of certain state income tax laws that incorporate or follow U.S. federal income tax principles.

ARTICLE V
COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, each of AMID and the Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Other Actions. AMID shall (a) promptly following the Closing, file a supplemental listing application with the NYSE to list the Common Units underlying the Purchased Units and the Warrant and (b) file a supplemental listing application with the NYSE to list any Common Units underlying any Series C PIK Units issued by AMID promptly following any such issuance.

Section 5.3 Use of Proceeds. AMID shall use the proceeds from the sale of the Securities to provide financing for certain acquisitions by AMID.

Section 5.4. Tax Characterization. The Parties intend and agree, solely for U.S. federal income tax purposes and for purposes of certain state income tax laws that incorporate or follow U.S. federal income tax principles, that the transactions contemplated by this Agreement taken together with the transactions contemplated by the D-Day PSA, the O PSA and the TWD PSA, shall, except as otherwise required by Section 707(a)(2)(B) and its implementing Treasury regulations (including, to the extent applicable, Treasury Regulation section 1.707-4(d) and Treasury Regulation section 1.721-2(b)(1)), be treated as contributions to AMID in exchange for a partner interest therein in a transaction consistent with the requirements of Section 721(a) of the Code.

ARTICLE VI
INDEMNIFICATION

Section 6.1 Indemnification by AMID. AMID agrees to indemnify the Purchaser and its respective Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, to pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of AMID contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall be deemed not to include diminution in value of the Purchased Units or the Warrant, which is specifically excluded from damages covered by Purchaser Related Parties’ indemnification.

Section 6.2 Indemnification by the Purchaser. The Purchaser agrees to indemnify AMID, the General Partner and their respective Representatives (collectively, “AMID Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, to pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no AMID Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.3 Indemnification Procedure. Promptly after any AMID Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the

Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.9, 3.10, 3.15, 4.1, 4.2, 4.5, 4.6 and 4.7 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve months following the Closing Date regardless of any investigation made by or on behalf of AMID or the Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and the Warrant and payment therefor and repayment, conversion, exercise or repurchase thereof.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document (except in the case of the Partnership Agreement, for amendments adopted pursuant to the terms thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by AMID from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon AMID, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of AMID. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of AMID (which consent shall not be unreasonably withheld by AMID).

Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to the Purchaser:

Magnolia Infrastructure Holdings, LLC
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02116
Attention: General Counsel
Facsimile: 617-867-4698

(b)	If to AMID:

American Midstream Partners, LP
1400 16th Street, Suite 300
Denver, CO 80202
Attention: General Counsel
Facsimile: 720.457.6040

or to such other address as AMID or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii)  if sent via electronic mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “read receipt requested” function, if applicable, return e-mail or other written acknowledgment) excluding “out of office” and similar automatic replies; (iii) upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; (iv) when receipt acknowledged, if sent via facsimile (except, that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next Business Day for the recipient); and (v) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6 Removal of Legend. In connection with a sale of any Securities by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and AMID a broker representation letter providing to the transfer agent and AMID any information AMID deems necessary to determine that the sale of such Securities is made in compliance with Rule 144, including a certification that the Purchaser is not an Affiliate of

AMID and regarding the length of time such Securities have been held. Upon receipt of such representation letter, AMID shall promptly direct its transfer agent to exchange unit certificates bearing a restrictive legend for unit certificates without the legend (or a credit for such units to book-entry accounts maintained by the transfer agent), including the legend referred to in Section 4.8, and AMID shall bear all costs associated therewith. After the Purchaser or its permitted assigns have held the Securities for one year, if the certificate for such Purchased Units still bears the restrictive legend referred to in Section 4.8, AMID agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.8 from the Securities, and AMID shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to AMID any information AMID deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of AMID (and a covenant to inform AMID if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Securities have been held.

Section 7.7 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by AMID or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.8 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 7.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.10 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the Purchaser, upon a breach in any material respect by AMID of any covenant or agreement set forth in this Agreement.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii) if the Closing shall not have occurred by April 26, 2016.

(c) In the event of the termination of this Agreement as provided in this Section 7.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.11 Recapitalization, Exchanges, Etc. Affecting the Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of AMID or any successor or assign of AMID (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

American Midstream Partners, L.P.

By: American Midstream GP, LLC
Its: General Partner

By	/s/ Daniel C. Campbell
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief
Financial Officer

Magnolia Infrastructure Holdings, LLC

By	/s/ Daniel R. Revers
Name:	Daniel R. Revers
Title:	President

Signature Page to Securities Purchase Agreement

Exhibit A — Form of Transfer Application

No transfer of the Series C Convertible Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Partnership provides authentication instructions to the Transfer Agent and Registrar and an Application for Transfer of Units has been executed by a transferee on the form set forth below. A transferor of the Series C Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Series C Convertible Preferred Units.

APPLICATION FOR TRANSFER OF SERIES C CONVERTIBLE PREFERRED UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Series C Convertible Preferred Units evidenced hereby.

The Assignee (a) requests admission as an additional Limited Partner and agrees to comply with and be bound by, and hereby executes, the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact, to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Amended and Restated Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as an additional Limited Partner and as a party to the Partnership Agreement, (d) gives the power of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: April   , 2016

Tax Identification Number of assignee

$120,000,006	By:
Purchase Price including commissions, if any		Name:
Title:

Magnolia Infrastructure Holdings, LLC 200 Clarendon Street, 55th Floor
Boston, MA 02116
Name and address of assignee

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation

☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity

☐ Foreign Corporation	☐ Non resident Alien

If the U. S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.		Individual Interestholder
	1.	I am not a non-resident alien for purposes of U.S. income taxation.

My U.S. taxpayer identification number (Social Security Number) is .

My home address is .
B.		Partnership, Corporation or Other Interestholder
1.		. is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).
2.		. is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Treasury Regulations.
	2.	The interestholder’s U.S. employer identification number is .
3.		The interestholder’s office address and place of incorporation (if applicable) is (incorporated in .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

[The remainder of this page is intentionally left blank]

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Date:                , 2016

By:
Name:
Title:

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the signee will hold the Units shall be made to the best of the Assignee’s knowledge.

[The remainder of this page is intentionally left blank.]

Acknowledged by:

AMERICAN MIDSTREAM PARTNERS, LP

By: American Midstream GP, LLC
Its: General Partner

Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

Exhibit B — Form of Warrant

THIS WARRANT HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “STATE LAWS”).  THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR THE AVAILABILITY OF AN APPLICABLE EXEMPTION FROM THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH ACT AND STATE LAWS EVIDENCED BY AN OPINION OF LEGAL COUNSEL, WHICH OPINION AND LEGAL COUNSEL ARE SATISFACTORY TO THE PARTNERSHIP.

FORM OF WARRANT TO PURCHASE COMMON UNITS OF

AMERICAN MIDSTREAM PARTNERS, LP

This Warrant certifies that, for value received, Magnolia Infrastructure Holdings, LLC, or its registered assigns (collectively, the “Holder”), is entitled to purchase from American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), up to 800,000 common units representing limited partner interests in the Partnership (the “Common Units”), subject to adjustment as set forth herein, for an exercise price of $7.25 per Common Unit (the “Exercise Price”). This Warrant shall be exercisable after the date hereof and on or before the seventh anniversary of the date hereof (the “Exercise Period”).

As used herein, the term “Warrant Exercised Units” refers to the Common Units issuable upon exercise of this Warrant.  Terms used but not defined in this Warrant are defined in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership dated April 25, 2016 (the “Fifth A/R Partnership Agreement”).

This Warrant, together with all warrants issued upon transfer, exchange or in replacement hereof pursuant to Section 4 (collectively, the “Warrants”), is subject to the following additional terms, provisions and conditions:

Section 1.                                           Manner of Exercise; Issuance of Certificates; Payment for Warrant Exercised Units.  Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, during the Exercise Period by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Partnership during normal business hours on any Business Day at the Partnership’s office in Denver, Colorado (or such other office or agency of the Partnership as it may designate by notice to the Holder).

On a net unit settlement basis, the Warrant Exercised Units shall be deemed to be issued to the Holder or its designees as the record owner of such Common Units as of the close of business on the date or dates on which this Warrant shall have been surrendered and the completed Exercise Agreement delivered (the “Exercise Date”).

The Warrant Exercised Units deemed to be issued on the Exercise Date (which in no event will be less than zero) (the “Net Unit Amount”) shall equal (i) the number of Common Units with respect to which the Holder is exercising purchase rights as specified in the Exercise Agreement, multiplied by (ii) the Closing Sale Price (as defined below) on the relevant Exercise Date, minus the Exercise Price, divided by (iii) the arithmetic average of the daily VWAP (as defined below) for the ten (10) consecutive trading days ending on the Exercise Date, provided that any fractional units will be rounded up or down to the nearest whole Common Unit.

As used herein, the term “VWAP”means the dollar volume-weighted average price for the Common Units on the New York Stock Exchange during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Units in the over-the-counter market on the electronic bulletin board for the Common Units during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P., or, if no dollar volume weighted average price is reported for the Common Units by Bloomberg L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Units as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as mutually determined by the Partnership and the Holder.

Section 2.                                           Certain Actions Prohibited.  The Partnership will not, by amendment of the Fifth A/R Partnership Agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

Section 3.                                           Anti-Dilution Provisions and Other Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment, from time to time, as follows:

(a)                                 Consolidation or Merger.  If, at any time while this Warrant remains outstanding and unexpired, the Partnership shall (i) consolidate or merge with any other entity (regardless of whether the Partnership is the continuing or surviving entity, except that in connection with a consolidation or merger where the Partnership is not the continuing or surviving entity, the Common Units shall be changed into or exchanged for units, stock or other securities of the surviving entity or cash or any other property), (ii) transfer all or substantially all of its properties or assets to any other person or entity or (iii) effect a capital reorganization or reclassification of the Common Units, the Partnership, or such successor entity as the case may be, shall, without payment of any additional consideration therefor, execute a new warrant providing that the Holder shall have the right to exercise such new warrant (upon terms no less favorable to the Holder than those applicable to this Warrant and subject to the same Exercise Period that is applicable to this Warrant) and to receive upon such exercise, in lieu of each Common Unit theretofore issuable upon exercise of this Warrant, the kind and amount of units, shares of stock or other securities, money or property receivable upon such capital reorganization, reclassification, change, consolidation, merger or sale or conveyance by the holder of one Common Unit issuable upon exercise of this Warrant had it been exercised immediately prior to such capital reorganization, reclassification, change, consolidation, merger or sale or conveyance.  The provisions of this Section 3(a) shall similarly apply to successive capital reorganizations, reclassifications, changes, consolidations, mergers, sales and conveyances.

(b)                                 Dividends and Distributions in Common Units.  If the Partnership shall pay or make a dividend or other distribution on its Common Units in additional Common Units, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such dividend or other distribution (the “Determination Date”) shall be reduced by multiplying such Exercise Price by a fraction, (i) the numerator of which shall be the number of Common Units outstanding as of the close of business on the Determination Date and (ii) the denominator of which shall be the sum of (x) the number of Common Units outstanding at the close of business on the Determination Date and (y) the total number of Common Units constituting such dividend or other distribution.  Such reduction shall become effective immediately after the opening of business on the day following the Determination Date.  For the purposes of this Section 3(b), the number of Common Units at any time outstanding shall not include Common Units held in the treasury of the Partnership.  The Partnership will not pay any dividend or make any distribution on Common Units held in the treasury of the Partnership.

(c)                                  Unit Splits or Combinations.  In case the outstanding Common Units shall be subdivided into a greater number of Common Units, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding Common Units shall each be combined into a smaller number of Common Units, the Exercise Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be increased, in each case, to equal the product of the Exercise Price in effect on such date and a fraction, (i) the numerator of which shall be the number of Common Units outstanding immediately prior to such subdivision or combination, as applicable, and (ii) the denominator of which shall be the number of Common Units outstanding immediately after such subdivision or combination,

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as applicable.  Such reduction or increase, as applicable, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective (the “Alteration Date”).

(d)                                 Reclassifications.  The reclassification or change of Common Units (other than any reclassification upon a consolidation or merger to which Section 3(a) shall apply) into securities, including securities other than Common Units, shall be deemed to involve (i) a distribution of such securities other than Common Units to all holders of Common Units (and the effective date of such reclassification shall be deemed to be the Determination Date within the meaning of Section 3(b)), and (ii) a subdivision or combination, as applicable, of the number of Common Units outstanding immediately prior to such reclassification into the number of Common Units outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the Alteration Date within the meaning of Section 3(c)).

(e)                                  Adjustment of Number of Units.  Upon each adjustment in the Exercise Price pursuant to Section 3.1(a)-(d), the number of Common Units purchasable hereunder at the Exercise Price shall be adjusted, to the nearest whole Common Unit, to the product obtained by multiplying such number of Common Units purchasable immediately prior to such adjustment in the Exercise Price by a fraction, (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment and (ii) the denominator of which shall be the Exercise Price immediately thereafter.

(f)                                   Increase in Warrant Exercised Units.  On the first anniversary of the date hereof, the number of Common Units purchasable hereunder at the Exercise Price shall be adjusted, to the nearest whole Common Unit, to the product obtained by performing the following calculation:

(i) 400,000 multiplied by (ii) (A) the Series C Issue Price multiplied by the number of Series C Preferred Units then outstanding less $45,000,000 divided by (B) the Series C Issue Price multiplied by the number of Series C Preferred Units issued less $45,000,000.

(g)                                  PIK Units.  Each issuance of the Series C PIK Preferred Units will result in an increase in the number of Warrant Exercised Units (to the nearest whole Common Unit) to the number that is equal to the product obtained by performing the following calculation:

(i) The total number of Warrant Exercised Units immediately before the most recent issuance of Series C PIK Preferred Units multiplied by (ii) (A) the total number of outstanding Series C Preferred Units immediately after the most recent issuance of Series C PIK Preferred Units divided by (B) the total number of outstanding Series C Preferred Units immediately before the most recent issuance of Series C PIK Preferred Units.

(h)                                 Other Provisions Applicable to Adjustments Under This Section.  The following provisions will be applicable to the making of adjustments in the Exercise Price provided in this Section 3:

(i)                                     No adjustment in the Exercise Price need be made under Section 3(b) if the Partnership issues or distributes (or holds in a segregated manner pending exercise of this Warrant into Common Units and upon such exercise distributes) to the Holder the Common Units, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs that such Holder would have been entitled to receive had this Warrant been exercised for Common Units prior to the happening of such event or the record date with respect thereto.

(ii)                                  All calculations under this Section 3 shall be made to the nearest 1/100th of a cent or to the nearest whole Common Unit, as applicable.  No adjustment in the Exercise Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 3(h)(ii)) would require an increase or decrease of at least 1% in such Exercise Price.

(i)                                     Notice to the Holder.  The Partnership will deliver to the Holder written notice, at the same time and in the same manner that it is required to give such notice under the Fifth A/R Partnership

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Agreement of any event or transaction potentially giving rise to an adjustment or modification of the terms and provisions of the Warrant Exercised Units.  The Partnership will take all steps reasonably necessary in order to insure that the Holder is able to exercise this Warrant prior to the time of such event or transaction so as to participate in or vote with respect to such event or transaction.

Section 4.                                           Transfer, Exchange and Replacement of Warrant; Representations and Covenants.

(a)                                 Warrant Transferable.  The Holder of this Warrant may transfer and assign it to any Affiliate, provided that such party is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as presently in effect. The Holder of this Warrant may not transfer and assign it to any other person without the prior written consent of the Partnership, which consent shall not be unreasonably withheld.  The permitted or approved transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Partnership referred to in Section 5 by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Upon any permitted or approved transfer of this Warrant to any person, other than a person who is at that time a holder of other Warrants, the Partnership shall have the right to require the Holder and the transferee to make customary representations to the extent reasonably necessary to assure that the transfer will comply with the Securities Act and any applicable state securities laws.  The Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Partnership and all other persons dealing with this Warrant as the absolute owner and holder for any purpose and as the person entitled to exercise the rights represented by this Warrant and to the registration of transfer hereof on the books of the Partnership; but until due presentment for registration of transfer on such books the Partnership may treat the registered Holder as the owner and holder of this Warrant for all purposes, and the Partnership shall not be affected by any notice to the contrary.

(b)                                 Warrant Exchangeable for Different Denominations.  This Warrant is exchangeable, upon the surrender of this Warrant by the Holder at the office or agency of the Partnership referred to in Section 5, for new warrants of like tenor representing in the aggregate the right to purchase the number of Common Units that may be purchased hereunder, each of such new warrants to be imprinted with the same legend appearing on the face of this Warrant and to represent the right to purchase such number of Common Units as shall be designated by the Holder at the time of such surrender.

(c)                                  Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Partnership, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Partnership, at its expense, will execute and deliver, in lieu thereof, a new warrant of like tenor.

(d)                                 Cancellation; Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in Section 4(c), this Warrant shall be promptly cancelled by the Partnership.  The Partnership shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 4.

(e)                                  Register.  The Partnership shall maintain, at its office in Denver, Colorado (or such other office or agency of the Partnership as it may designate by notice to the Holder), a register for this Warrant, in which the Partnership shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f)                                   Representations and Covenants of the Partnership.  The Partnership represents and covenants that all Warrant Exercised Units will, when issued, be validly issued, fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).  Upon the exercise of this Warrant, the issuance of the Warrant Exercised Units will not be subject to any preemptive or similar rights, other than pursuant to Section 5.8 of the Fifth A/R Partnership Agreement.

(g)                                  Representations and Covenants of the Holder.  The Holder is acquiring this Warrant and will acquire the Warrant Exercised Units for its own account, with no present intention of distributing or reselling this Warrant or

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the Warrant Exercised Units or any part thereof in violation of applicable securities laws.  The Holder acknowledges that this Warrant has not been, and when issued the Warrant Exercised Units will not be, registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Holder unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.  The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

Section 5.                                           Notices.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid, or by delivery service with proof of delivery, and addressed to the Holder at the address shown for the Holder on the books of the Partnership, or at such other address as shall have been furnished to the Partnership by notice from the Holder.  All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Partnership shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid, or by delivery service with proof of delivery, and addressed to the office of the Partnership at 1400 16th Street, Suite 310, Denver, Colorado 80202, Attention: General Counsel, or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Partnership.  Any such notice, request, or other communication may be sent by facsimile but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above.  All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a facsimile) the person entitled to receive such notice at the address of such person for purposes of this Section 5 or, if mailed, at the completion of the third full day following the time of such mailing thereof to such address, as the case may be.

Section 6.                                           GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES OF SUCH STATE.

Section 7.                                           Remedies.  The Partnership stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Partnership in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific enforcement of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

Section 8.                                           Miscellaneous.

(a)                                 Amendments.  This Warrant and any provision hereof may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought.

(b)                                 Descriptive Headings.  The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Partnership has caused this Warrant to be signed by its duly authorized officer on this     day of April 2016.

AMERICAN MIDSTREAM PARTNERS, LP

By: American Midstream GP, LLC,
Its: General Partner

By:
Name:	Daniel C. Campbell
Title:	Senior Vice President and Chief Financial Officer

FORM OF EXERCISE AGREEMENT

Dated:

To:	American Midstream Partners, LP
1400 16th Street, Suite 310
Denver, CO 80202

Attention:  General Counsel

The undersigned, Holder of the foregoing Warrant, hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder,           Common Units covered by such Warrant pursuant to Section 1 of such Warrant and requests that book-entries evidencing such Common Units or certificates for such Common Units be issued in the name of, and delivered to                       .

The undersigned, Holder of the foregoing Warrant, is acquiring such Common Units for its own account, with no present intention of distributing or reselling such units or any part thereof in violation of applicable securities laws.  The Holder acknowledges that such units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Holder unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.  The Holder represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Signature:
Title of Signing Officer or Agent
(if any):

Note:	The above signature should correspond exactly with the name on the face of the within Warrant or with the name of the assignee appearing in the assignment form.

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights represented by and under the within Warrant, with respect to the number of Common Units covered thereby set forth below, to:

Name of Assignee	Address	No. of Common Units

The undersigned hereby irrevocably constitutes and appoints                     as agent and attorney-in-fact to transfer said Warrant on the books of the within-named Partnership, with full power of substitution in the premises.

Dated:                   ,

In the presence of

Name:

Signature:
Title of Signing Officer or Agent
(if any):
Address:

	Note:	The above signature should correspond exactly with the name on the face of the within Warrant.

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